EXHIBIT 99.1

CATHETER PRECISION, INC. (VTAK) Reports Unaudited Preliminary Fourth Quarter and Full Year 2023 Results

Fort Mill, SC, January 10, 2024 – Catheter Precision, Inc. (VTAK: NYSE/American) an innovative US-based medical device Company dedicated to improving the lives of patients with cardiac arrhythmias, announced corporate highlights and unaudited preliminary annual and fourth quarter results of 2023.

Unaudited preliminary results of the fourth quarter and year ended December 31, 2023, include the following:

•	Total revenues for the quarter and year ended December 31, 2023, were approximately $129,000 and $442,000, respectively.
•	Total cash on hand as of December 31, 2023, was approximately $3.6 million.
•	Total assets as of December 31, 2023, subject to adjustment, was $30.7 million.
•	Shareholders equity as of December 31, 2023, subject to adjustment was $19.4 million.
•	Preliminary net loss, subject to adjustment for the quarter and year ended December 31, 2023, was approximately ($2.5) million and ($72.4) million, respectively. A one-time $61 million write off for impairment of goodwill is reflected in the net loss for the year ended December 31, 2023.

Highlights of the year ended December 31, 2023, include the following:

•	Onboarded and trained sales and clinical personnel in the US.
•	Launched LockeT closure product in the US.
•	Completed enrollment of Phase I LockeT study including more than 100 patients with a completed and submitted manuscript.
•	Received Institutional Review Board (IRB) approval for Phase II LockeT study and began enrolling patients. This study is a one-to-one randomized study comparing outcomes of standard of care to LockeT.
•	Finalized new build processes for VIVO disposable component to reduce manufacturing costs.
•	Received approval for first VIVO purchase in France. VIVO is now active in six European countries.
•	Continued expansion of our intellectual property (IP), now having 50 patents worldwide.

David Jenkins, CEO, commented: “We have a lot of momentum as we move into 2024. Our sales and clinical team have successfully introduced VIVO and LockeT to new hospital centers and the products have been well received. Over the next several months we expect hospital approval to begin additional product evaluations and subsequent purchase orders. Catheter Precision’s VIVO System continues to support the electrophysiologist and hospital in growing their ventricular ablation programs, which we believe will rival the atrial fibrillation market in the future. LockeT offers a more affordable and easier to use option for wound closure and the first manuscript demonstrating these benefits has been submitted for publication and should be available soon.”

These preliminary results are based on management’s initial analysis of operations for the quarter and year ended December 31, 2023, and are subject to completion of the Company’s year-end financial reporting processes, further internal review, potential adjustments and audit by the Company’s external auditors. Items to further consider in the completion of the results include the analysis of impairment to intangible assets and liabilities pertaining to potential royalties payable in the future, which could materially impact our final results.

About Catheter Precision

Catheter Precision is an innovative U.S.-based medical device company bringing new solutions to market to improve the treatment of cardiac arrhythmias. It is focused on developing groundbreaking technology for electrophysiology procedures by collaborating with physicians and continuously advancing its products. Reincorporated as Ra Medical Systems, Inc. in Delaware in 2018, the Company changed its name to Catheter Precision, Inc. on August 17, 2023.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to substantial risk and uncertainties. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “may,” “might,” “can,” “could,” “continue,” “depends,” “expect,” “expand,” “forecast,” “intend,” “predict,” “plan,” “rely,” “should,” “will,” “may,” “seek,” or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, our statements regarding momentum in 2024, our expectations that hospital approval will begin additional product evaluations and subsequent purchase orders, growth in ventricular ablation programs, that ventricular ablation programs will rival the atrial fibrillation market in the future, and the timing of the first publication demonstrating the benefits of LockeT. The Company’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks and changes in circumstances, including but not limited to risks and uncertainties included under the caption “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2022 and Forms 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023 filed with the U.S. Securities and Exchange Commission and available at www.sec.gov. These risks and uncertainties include, but aren’t limited to, that we will not be able to reach profitability unless we are able to achieve our product expansion and growth goals, our research and development and commercialization efforts may depend on entering into agreements with corporate collaborators, we have entered into joint marketing agreements with respect to our products, and may enter into additional join marketing agreements, that will reduce our revenues from product sales, royalty agreements with respect to our LockeT device will reduce any future profits from this product, if we experience significant disruptions in our information technology systems, our business may be adversely affected, litigation and other legal proceedings may adversely affect our business, if we make acquisitions or divestitures, we could encounter difficulties that harm our business, failure to attract and retain sufficient qualified personnel could also impede our growth, failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock, if our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud, our revenues may depend on our customers’ receipt of adequate reimbursement from private insurers and government sponsored healthcare programs, we may be unable to compete successfully with companies in our highly competitive industry, many of whom have substantially greater resources than we do, our future operating results depend upon our ability to obtain components in sufficient quantities on commercially reasonable terms or according to schedules, prices, quality and volumes that are acceptable to us, and suppliers may fail to deliver components, or we may be unable to manage these components effectively or obtain these components on such terms, if hospitals, physicians and patients do not accept our current and future products or if the market for indications for which any product candidate is approved is smaller than expected, we may be unable to generate significant revenue, if any, our medical device operations are subject to pervasive and continuing FDA regulatory requirements, our products may be subject to additional recalls, revocations or suspensions after receiving FDA or foreign approval or clearance, which could divert managerial and financial resources, harm our reputation, and adversely affect our business, changes in trade policies among the U.S. and other countries, in particular the imposition of new or higher tariffs, could place pressure on our average selling prices as our customers seek to offset the impact of increased tariffs on their own products, increased tariffs or the imposition of other barriers to international trade could have a material adverse effect on our revenues and operating results.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

CONTACTS:

At the Company

David Jenkins

973-691-2000

mhuck@catheterprecision.com